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                         HYMAN, PHELPS & McNAMARA, P.C.
                          700 Thirteenth Street, N.W.
                                   Suite 1200
                             Washington, DC  20005
                                 (202) 737-5600



                                    CONSENT
                                    -------



     The undersigned hereby consents to the use of its name under the heading "Legal Matters" in the Registration Statement and related prospectus of Medical Device Technologies, Inc., file no. 33-32727.



                                    /s/ Hyman, Phelps & McNamara, P.C.
                                    ----------------------------------
                                    Hyman, Phelps & McNamara, P.C.

Washington, DC
May 14, 1996